Exhibit 10.2

Mr. Michael Cola

As of September 13, 2013

RE:    Medgenics, Inc. (the “Company”)

Dear Mr. Cola:

I am writing to you on behalf of the board of directors of the Company to confirm arrangements with regard to with regard to the terms of appointment to office as a director of the Company from the date of this letter.

1.	Definitions

For the purposes of this Letter, the following words or expressions shall have the following meanings respectively:

“AIM”	means the AIM Market of London Stock Exchange plc;

“Biopump”	means a micro organ which has undergone ex-vivo transduction with a vector such that it produces and secretes a desired therapeutic protein;

“Board”	means the board of directors of the Company, including any committee of the Board duly constituted by it;

“Businesses”	means:

(a) the business of the research, development, design, production, manufacturing, marketing, sale, distribution and other commercial activities of any Group Company in relation to the Group’s proprietary and/or licensed technology concerning a platform technology for the treatment of various diseases and/or chronic disorders and conditions whereby a sliver of human dermal tissue is converted into an internal protein production plant, through ex vivo transduction with a viral or non-viral vector, and the processed tissue is re-implanted under the human donor’s skin to provide therapeutic levels of protein delivery; and

(b) any other business that any Group Company shall at the relevant date;

(i) be engaged in and with which you shall have been concerned or involved to any material extent at any time during Your Appointment; or

(ii) have determined to carry on with a view to developing any other biotechnical technology for commercial exploitation in the future and in relation to which determination you shall at the Termination Date possess any material Confidential Business Information;

“Confidential Business Information”	means all and any Corporate Information, Marketing Information, Technical Information and other information (whether or not recorded in documentary form or on computer disk or tape) which the Company or any Group Company treats as confidential or in respect of which it owes an obligation of confidentiality to any third party, which is not in the public domain:

(a) which you shall have acquired or shall hereafter acquire at any time during Your Appointment but which does not form part of your own stock in trade; and

(b) which is not readily ascertainable to persons not connected with the Company or any Group Company;

“Corporate Information”	means all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the business methods, corporate plans, management systems, finances, maturing new business opportunities or research and development projects of the Company or any Group Company;

“DGCL”	means Delaware General Corporation Law;

“Group”	means the Company and its affiliates, including any company that controls, is controlled by, or is under common control with the Company, as defined in Rule 36-18 of the Securities Exchange Act of 1934, as amended from time to time, including, without limitation to the generality of the foregoing, Medgenics Medical (Israel) Limited;

“Group Company”	means a member of the Group and “Group Companies” shall be interpreted accordingly;

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“Marketing Information”	means all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the marketing or sales of any past present or future product or service of the Company or any Group Company including, without limitation, sales targets and statistics, market share and pricing statistics, marketing surveys and plans, market research reports, sales techniques, price lists, discount structures, advertising and promotional material, the names, addresses, telephone numbers, contact names and identities of customers and potential customers of and suppliers and potential suppliers to the Company or any Group Company, the nature of their business operations, their requirements for any product or service sold to or purchased by the Company or any Group Company and all confidential aspects of their business relationship with the Company or any Group Company;

“Material Interest”	means:

(a) the holding of any position as director, officer, employee, consultant, partner, principal or agent;

(b) the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than five percent (5%) of the issued shares of any company whose shares are listed on any national securities exchange (as defined in Section 3(a)(1) of the Securities Exchange Act of 1934, as amended from time to time), or any similar exchange in jurisdictions outside the United States, including AIM; or

(c) the direct or indirect provision of any finance;

other than on behalf of any Group Company for the legitimate purposes of that Group Company;

“Technical Information”	means all and any trade secrets, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information (whether or not recorded in documentary form or on computer disk or tape) relating to the creation, production or supply of any past, present or future product or service of the Company or any Group Company;

“Termination Date”	means the date of the termination of Your Appointment; and

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“Your Appointment”	means your appointment to and holding of office as a director of the Company as confirmed by this letter.

2.	Duties

2.1	As a director of the Company you will be expected to exercise the general fiduciary duties and duties of care and loyalty as provided under the DGCL and provide such advice and services as the Board may reasonably require.

2.2	The Board as a whole is collectively responsible for the success of the Company. The Board’s role is to:

2.2.1	provide entrepreneurial leadership of the Company within a framework of prudent and effective controls, which enable risk to be assessed and managed;

2.2.2	set the Group’s strategic aims, ensure that the necessary financial and human resources are in place for the Company to meet its objectives and review management performance; and

2.2.3	set the Company’s values and standards and ensure that its obligations to its shareholders and others are understood and met.

2.3	In your role as an executive director, you shall be required to:

2.3.1	satisfy yourself that financial information is accurate and that financial controls and systems of risk management are appropriate, robust and defensible;

2.3.2	at all times comply with the certificate of incorporation and bylaws of the Company, each as the same may be amended or restated from time to time;

2.3.3	abide by your fiduciary duties as a director of the Company;

2.3.4	diligently perform your duties as a director;

2.3.5	immediately report your own wrongdoing or the wrongdoing or proposed wrongdoing of any other employee or director of the Company of which you become aware to the Chairman of the Company; and

2.3.6	comply with the terms of Code of Business Conduct and Ethics adopted by the Board (a copy of which has been previously delivered to you) and any code of practice issued by the Company from time to time relating to dealing in the Company’s securities.

2.4	In addition, your duties shall require that you shall:

2.4.1	promote the highest standards of integrity, probity and corporate governance throughout the Company, particularly at Board level;

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2.4.2	use your best endeavours to ensure that the Board receives accurate, timely and clear information;

2.4.3	use your best endeavours to ensure effective communication with shareholders; and

2.4.4	use your best endeavours to facilitate the effective contribution of non-executive directors and to ensure constructive relations are maintained between the executive and non-executive directors.

3.	Fees

Because you are an executive director and receive compensation for your role as President and Chief Executive Officer, no additional compensation will be owing to you for your role as a director of the Company.

4.	Term of office

Your Appointment commenced on the date of this letter and shall continue following the date of this letter unless or until your successor is elected and qualified or until your earlier resignation or removal. You agree that you will give not less than sixty (60) days’ (or such lesser period if agreed by the Board) prior notice in writing to the Company in the event you wish to resign prior to the expiration of your term or in the event you do not wish to stand for re-election at the Company’s annual meeting of stockholders.

For the avoidance of doubt, by your counter-signature hereto, you acknowledge that your continuation in office is subject to the DGCL and the certificate of incorporation and bylaws of the Company, each as the same may be amended or restated from time to time.

On termination of Your Appointment for whatever reason you will promptly return to the Company all documents, records, keys, correspondence or other items in your possession or under your control which relate in any way to the business or affairs of, or are the property of, the Company or any Group Company and all copies thereof, regardless of the medium upon or in which such copies are stored or held. In addition, you will cease to use the Company’s facilities and cease to hold yourself out as being a director of the Company.

5.	Confidentiality

5.1	Both during the currency and after the Termination Date, you will treat all Confidential Business Information as confidential and not use or disclose the same to any other party except:

5.1.1	insofar as may be necessary for the proper and effective performance of your duties as a director of the Company and then only to a person who shall be subject to equivalent, express, written confidentiality obligations to the Company or a Group Company;

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5.1.2	to the extent that such information is or (without default of your part) becomes generally available to the public; or

5.1.3	to the extent that you shall be required to disclose the same by any applicable law or legally binding order of any court, government, semi-governmental authority, administrative or judicial body, or a legally binding requirement of a stock exchange or regulator.

5.2	If you are required to make a disclosure as contemplated in clause 5.1.3:

5.2.1	you must disclose only the minimum Confidential Business Information required to comply with the applicable law, order or requirement; and

5.2.2	before making such disclosure, you must:

(a)	give the Company reasonable written notice of:

(i)	the full circumstances of the requirement for disclosure arising; and

(ii)	the Confidential Business Information which you propose to disclose; and

(b)	consult with the Company as to the form of the disclosure.

5.3	By your counter-signature hereto, you acknowledge that:

5.3.1	the Company and each Group Company possess a valuable body of Confidential Business Information;

5.3.2	the Company has given and will continue to give you access to Confidential Business Information in order that you may carry out your duties hereunder;

5.3.3	your duties include, without limitation, a duty of care and a duty of loyalty as provided under the DGCL; and

5.3.4	the disclosure of any Confidential Business Information other than for the legitimate business purposes of the Company or any Group Company, including (without limitation) to an actual or potential competitor of the Company or any Group Company could place such company at a serious competitive disadvantage and could cause immeasurable (financial and other) damage to the Businesses

5.3.5	and that the obligations of confidentiality assumed under the provisions of this clause 5 are reasonable and necessary for the protection of the Group, the Businesses and the Confidential Business Information.

In the event of any conflict between this Section 5 and the terms of your employment agreement with the Company of even date herewith (the “Employment Agreement”), the terms of the Employment Agreement shall control.

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6.	Other Interests and Restrictions

6.1	Except as otherwise required by your employment agreement with the Company, it is accepted and acknowledged that you have business interests other than those of the Company and that you have declared any potential conflicts that are apparent at present. If you become aware of any potential conflicts of interest after the date hereof, these should be disclosed to the Chairman of the Company and company secretary as soon as you become aware thereof.

6.2	By your counter-signature hereto, you agree and undertake that, during the term of Your Appointment, you shall not, without the Company’s prior written permission, assume or hold any Material Interest in any person, firm or company which:

6.2.1	impairs or might reasonably be thought by the Board to impair your ability to act at all times in the best interests of the Company; or

6.2.2	requires or might reasonably be thought by the Board to require you to disclose any Confidential Business Information in order properly to discharge your duties to or to further your interest in such person, firm or company.

6.3	By your counter-signature hereto, you agree and undertake that you will not during the term of Your Appointment, in any part of the world, whether directly or indirectly:

6.3.1	solicit, or by any other means induce or seek to induce, any person, firm or company with whom or which any Group Company transacts business (whether as customer, supplier, contractor, licensor, adviser or otherwise in relation to the Business) to cease dealing with such Group Company or to restrict or vary the terms upon which it deals with such Group Company; or

6.3.2	solicit or entice away or employ or engage or seek to entice away from any Group Company any person who is and was at the Termination Date or at any time during the three (3) months prior to the Termination Date a director, scientific adviser, regulatory adviser, bioscience engineer or other scientific, program, product development, marketing, sales, licensing, research and development and/or other senior manager, key salesperson or secretary (if any) assigned to you.

6.4	By your counter-signature hereto, you agree and undertake that you will not at any time after the Termination Date, represent or hold yourself out or permit yourself to be represented or held out by any person, firm or company as being in any way then currently connected with or interested in the Company or any Group Company other than (if such be the case) as the holder of shares, options and/or warrants in the Company.

6.5	Each of the provisions of clauses 6.2, 6.3 and 6.4 and (where applicable) the sub-clauses thereof is independent and severable from the remaining provisions and enforceable accordingly. If any provision of the said clauses/sub-clauses shall be unenforceable for any reason but would be enforceable if part of the wording thereof were deleted, it shall apply with such deletions as may be necessary to make it enforceable.

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6.6	You have given the undertakings contained in this clause 6 to the Company itself and to the Company as trustee for the benefit of each Group Company and will, at the request and cost of the Company, promptly enter into direct undertakings with any Group Company which correspond to the undertakings in this clause 6.

6.7	The Company agrees that each Material Interest that you assume or hold as of the date hereof is hereby permitted.

In the event of any conflict between this Section 6 and the terms of the Employment Agreement, the terms of the Employment Agreement shall control.

7.	Independent Legal Advice

Occasions may arise when you consider that you will need professional advice in connection with the performance of your duties as a director of the Company and you will be able to consult the Company’s advisors for this purpose. Exceptional circumstances may occur when it may be appropriate for you to seek such advice from independent advisors, at the Company’s expense. In such an event, you should, where reasonably practical and not (in your reasonable judgment) prejudicial to the interests of the Company, consult with the Board or, if you consider appropriate, the non-executive directors, prior to such advice being sought or expense being incurred.

8.	Governing Law and Jurisdiction

This Letter shall be governed by and shall be interpreted in accordance with the DGCL. The parties irrevocably submit to the non-exclusive jurisdiction of the state courts of Delaware, USA in relation to all matters arising out of or in connection with this appointment letter.

To the extent that the provisions of this Agreement conflict with the provisions set forth in any employment agreement between you and the Company or its subsidiaries, the terms of this Agreement shall control.

We look forward to your continued contribution as a director and I should be grateful if you would please confirm your acceptance of the terms of your appointment by signing and returning the duplicate of this letter.

Yours sincerely

/s/ Dr. Sol J. Barer

Chairman, duly authorized for and on behalf of the Board

I hereby acknowledge the above terms and agree and undertake in the above terms.

SIGNED AS A DEED	)
by Michael F. Cola	)
in the presence of:	)	/s/ Michael F. Cola
Michael F. Cola

Witness Signature
Name:
Address:

Occupation:

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